SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2009

MRV COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE (State or other jurisdiction of Incorporation or organization)	001-11174 (Commission File Number)	06-1340090 (I.R.S. Employer Identification Number)

20415 Nordhoff Street, Chatsworth, CA  91311

(Address of principal executive offices)          (Zip Code)

Registrant’s telephone number, including area code: (818) 773-0900

Not Applicable

Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On March 17, 2009, MRV Communications, Inc. (“MRV”) issued a press release announcing its guidance for the first quarter of 2009 and affirming its guidance for the fourth quarter of 2008, a copy of which is attached hereto as Exhibit 99.1.

The information in this Report, including Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events

As previously reported (see Item 8.01 of Registrant’s Form 8-K filed with the SEC on February 3, 2009), MRV received a letter on January 23, 2009 from the Nasdaq Listing and Hearings Review Council (the “Listing Council”) stating that the Listing Council will review the Nasdaq Listing Qualifications Panel’s decision regarding MRV’s continued listing, and providing that MRV had until February 27, 2009 to submit additional information that it wished the Listing Council to consider.  MRV provided additional information to the Listing Council prior to the deadline, and is awaiting a decision from the Listing Council on its request for an exception to Nasdaq’s listing rules, including an extension of its requirement to become current on its delinquent periodic reports.

Item 9.01 Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit 99.1	Registrant’s Press Release dated March 17, 2009

SIGNATURE

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: March 17, 2009

MRV COMMUNICATIONS, INC.

By:	/s/ Noam Lotan
Noam Lotan
President and Chief Executive Officer